Exhibit 99.1

First Internet Bancorp Announces Issuance of

$35 Million Subordinated Notes

Fishers, Indiana, June 12, 2019 — First Internet Bancorp (the “Company”) (Nasdaq: INBK), the parent company of First Internet Bank (the “Bank”) (www.firstib.com), today announced the completion of its previously announced public offering of $35.0 million principal amount of its 6.0% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “Notes”).  Keefe, Bruyette & Woods, Inc., a Stifel Company, has served as sole book-running manager for the offering, with Janney Montgomery Scott, BB&T Capital Markets, Boenning & Scattergood, Inc. and William Blair serving as co-managers.

The Company has granted the underwriters in the offering a right to purchase up to an additional $2.0 million principal amount of Notes at the public offering price, less the underwriting discounts, on or before July 5, 2019.  Assuming the Company’s application to list the Notes on the Nasdaq Global Select Market is approved, trading in the Notes on Nasdaq is expected to begin on or about June 17, 2019.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to sell the Notes, which is made only by means of a prospectus supplement and related prospectus, nor will there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About First Internet Bancorp

First Internet Bancorp is a bank holding company with assets of $3.7 billion as of March 31, 2019. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. The Bank provides consumer and small business deposit, consumer loan, residential mortgage, and specialty finance services nationally as well as commercial real estate loans, commercial and industrial loans, SBA financing and treasury management services. First Internet Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “INBK” and is a component of the Russell 2000® Index. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about the Bank, including its products and services, is available at www.firstib.com.

Forward-Looking Statements

This press release may contain forward-looking statements with respect to the financial condition, results of operations, trends in lending policies, plans, objectives, future performance or business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “pending,” “plan,” “preliminary,” “should,” “will,” “would” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance and healthcare finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange

Commission. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Contact information:

Investors/Analysts	Media
Paula Deemer	Nicole Lorch
Investor Relations	Executive Vice President, Chief Operating Officer
(317) 428-4628	(317) 532-7906
investors@firstib.com	nlorch@firstib.com